UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 31, 2018

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2018, Registrant, along with certain of its subsidiaries designated as borrowers thereunder, entered into a five-year unsecured revolving bank credit agreement with MUFG Bank, Ltd., as Administrative Agent, Bank of America, N.A., Citibank, N.A., Credit Suisse Loan Funding LLC and HSBC Bank USA, N.A., as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, consisting of basic commitments in an amount up to $750.0 million (which commitments may be increased, subject to certain conditions and limitations, at the request of Registrant) (the “New Credit Agreement”), including commitments in U.S. Dollars, Canadian Dollars, Euros, British Pounds, Japanese Yen and other currencies, and a letter of credit subfacility. The New Credit Agreement replaced Registrant’s previously existing $375.0 million four-year unsecured revolving credit facility and $375.0 million five-year unsecured revolving credit facility, which were each terminated and repaid in connection with Registrant’s entry into the New Credit Agreement. Capitalized terms used herein and not otherwise defined have the meanings set forth in the New Credit Agreement.

The New Credit Agreement is filed herewith as Exhibit 10.43 and is incorporated herein by reference. The description of the New Credit Agreement in this Current Report on Form 8-K is a summary only and is qualified in its entirety by the terms of the New Credit Agreement.

Borrowings under the New Credit Agreement will bear interest at a rate per annum equal to, at the option of Registrant, (1) LIBOR (or other applicable or successor reference rate) for the relevant currency plus an applicable margin based upon the more favorable to Registrant of (i) a leverage financial metric of Registrant and (ii) Registrant’s debt rating for long-term unsecured senior, non-credit enhanced debt, or (2) an alternate base rate equal to the highest of (i) the federal funds effective rate plus 0.50%, (ii) MUFG Bank, Ltd.’s prime rate and (iii) one-month LIBOR plus 1.00%, plus an applicable margin based upon the more favorable to Registrant of (x) a leverage financial metric of Registrant and (y) Registrant’s debt rating for long-term unsecured senior, non-credit enhanced debt.

The New Credit Agreement also requires payment to the lenders of a facility fee on the amount of the lenders’ commitments under the credit facility from time to time at rates based upon the more favorable to Registrant of (1) a leverage financial metric of Registrant and (2) Registrant’s debt rating for long-term unsecured senior, non-credit enhanced debt. Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the credit facility are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts.

The New Credit Agreement will be available for working capital and other corporate purposes. The agreement contains affirmative and negative covenants that we believe are usual and customary for companies of comparable credit quality as Registrant and facilities of this size and purpose, and includes a financial covenant requiring a maximum of a 3.5 to 1.0 leverage ratio, which is the ratio of Registrant’s total adjusted debt to its consolidated EBITDAR, each as defined in the New Credit Agreement.

The negative covenants include, among other things, limitations (each of which is subject to customary exceptions for financings of this type) on Registrant’s ability to:

•	incur subsidiary indebtedness;

•	incur liens;

•	enter into transactions resulting in fundamental changes (such as mergers or sales of all or substantially all of the assets of Registrant); and

•	make any material change in the nature of its and its subsidiaries’ business taken as a whole.

The New Credit Agreement also contains customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the financial, affirmative or negative covenants; breach of the representations or warranties in any material respect; payment default on, or acceleration of, other material indebtedness; bankruptcy or insolvency; material judgments entered against Registrant or any of its subsidiaries; certain ERISA violations; and a Change of Control of Registrant. Upon an event of default that is not cured within the applicable grace periods or waived, any unpaid amounts under the New Credit Agreement may be declared immediately due and payable and the commitments may be terminated.

The New Credit Agreement matures in 2023, provided that such maturity may be extended for one or two additional years with the consent of the applicable Lenders, as further described in the New Credit Agreement. Participating lenders include MUFG Bank Ltd., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., U.S. Bank National Association, Australia and New Zealand Banking Group Limited, and Wells Fargo Bank, National Association.

The participating lenders and certain of their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, corporate trust or financial advisory transactions with Registrant and its affiliates in the ordinary course of their business.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.43
Five Year Credit Agreement, dated as of October 25, 2018, by and among Registrant and each other Subsidiary of Registrant that is a Borrower and is a signatory thereto and MUFG Bank, Ltd., as Administrative Agent, and various lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: October 31, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.43
Five Year Credit Agreement, dated as of October 25, 2018, by and among Registrant and each other Subsidiary of Registrant that is a Borrower and is a signatory thereto and MUFG Bank, Ltd., as Administrative Agent, and various lenders party thereto.